Exhibit 99.1


        Gene Logic Reports First Quarter 2005 Financial Results; Net Loss
                Narrows by 26%, Genomics Achieves Profitability

    GAITHERSBURG, Md.--(BUSINESS WIRE)--April 22, 2005--Gene Logic Inc. (NASDAQ:GLGC) today reported financial results forthe first quarter ended March 31, 2005. Led by the first time ever profitability of its genomics and toxicogenomics business, Gene Logic today announced several strong quarter one achievements that include a 26% reduction in its year-over-year net loss and excellent success in entering into new agreements with both existing and new customers.

    Q1 Highlights

    Genomics and Toxicogenomics Services

    -- The Company reported its first ever quarterly operating profit for its genomics and toxicogenomics services business.

    -- The Company signed multi-year database subscription agreements on renegotiated terms from all three (3) of the subscription customers--Takeda (BioExpress(R)), Daiichi (BioExpress(R)), and Pfizer (ToxExpress(R))--whose agreements were due to expire in the first four months of 2005, and signed renewed ASCENTA(R) subscriptions with Sanofi-Aventis, Biogen Idec and Celgene. In addition, the Company signed nine (9) new customers, including Becton-Dickinson, Schering-Plough and Otsuka.

    -- The Company launched multiple new products and services, including the Microarray Data Generation and Analysis Service, the ToxShield(TM) Suite and updates to the ASCENTA(R) System and the Genesis Enterprise System(TM) software.

    Preclinical Contract Research Services

    -- The Company further strengthened its management team with the hiring of V.W. Brinkerhoff as General Manager for Gene Logic Laboratories.

    -- A significant expansion program was nearly complete that will add 50% new capacity to the Company's preclinical facilities, which is anticipated to become operational in the third quarter of 2005.

    Drug Repositioning and Selection Services

    -- The Company commenced work on seven (7) drug candidates, all of which are candidates from discontinued clinical programs.

    -- The Company generated promising data suggesting new possible indications for two (2) of the seven compounds currently under evaluation.

    Revenue

    Total revenue for the first quarter of 2005 was $19.7 million compared to $20.2 million for the first quarter of 2004. This reflects a slight decline in genomics and toxicogenomics services revenue and unchanged revenue for preclinical contract research services.



                                           Q1 2005  Q1 2004  % Change
                                           -------- -------- ---------
Genomics and toxicogenomics services       $13,239  $13,810        -4%
Preclinical contract research services       6,434    6,411         0%
Drug repositioning and selection services       67        -         NA
                                           -------- -------- ---------
Total revenue                              $19,740  $20,221        -2%
                                           -------- -------- ---------


    Operating Income (Loss)

    Total operating loss for the first quarter of 2005 was $4.6 million, which included $2.5 million related to our investment in our new drug repositioning and selection services business. This compares to $5.2 million for the first quarter of 2004. This improvement of 11% reflects the positive impact of reduced database production expenses and achievement of other operational efficiencies, offset by increases in cost of sales and research and development expenses, which now include the development and commercialization of the Company's new drug repositioning and selection business.


                                           Q1 2005  Q1 2004  % Change
                                           -------- -------- ---------
Genomics and toxicogenomics services       $   833  $(2,666)      131%
Preclinical contract research services      (3,002)  (2,543)      -18%
Drug repositioning and selection services   (2,457)       -         NA
                                           -------- -------- ---------
Total operating income (loss)              $(4,626) $(5,209)       11%


Note: Management uses operating income to evaluate segment performance. To arrive at operating income, the Company has included all direct costs for providing its services and an allocation for corporate overhead applied on a consistent and reasonable basis. The Company has excluded the cost of income taxes and interest income or expense and could also exclude certain unusual or corporate related costs in the future. In addition, while the Company's consolidated results of operation include adjustments to reflect the elimination of inter-company transactions, individual segments may include these types of transactions. The Company does not believe these transactions are material and believes that their inclusion would not impact either management's or shareholders' understanding of our various segments. For the purpose of clarity, revenue is reported net of inter-company transactions.


    Operating Expenses

    Operating expenses, which do not include the cost of preclinical contract research services, for the first quarter of 2005 were $17.2 million compared to $18.9 million for the first quarter of 2004. This improvement of 9% reflects the impact of lower costs associated with developing additional database content, including costs for acquiring tissues and certain agreements with third parties, partially offset by $2.5 million in increased expenses associated with the ongoing development and commercialization of the Company's new drug repositioning and selection services business.

    Gross Margin

    The gross margin in the Company's preclinical contract research services business for the first quarter of 2005 was a negative $0.8 million or negative 12%. Gross margins reflect the impact of i) additional costs due to a one-time operational issue associated with a single study; and ii) facility renovations and preparations for increased capacity in the third quarter of 2005. We expect margins to improve throughout the balance of 2005.

    Income Tax Expense

    Income tax expense for the first quarter of 2005 was zero compared to $0.6 million for the first quarter of 2004, reflecting the impact of the enactment of a new income tax treaty between the United States and Japan, effectively eliminating withholding taxes on payments made between the countries after July 1, 2004.

    Net Loss

    The net loss for the first quarter of 2005 was $4.1 million, or $0.13 per share, compared to $5.5 million, or $0.18 per share, for the first quarter of 2004, and reflects a 26% improvement.

    Backlog

    As of March 31, 2005, Gene Logic had a backlog for contract study services of approximately $17 million, which comprises commitments under signed task orders (or other written firm commitments), excluding any amounts thereunder recognized as revenue.

    Cash

    As of March 31, 2005, Gene Logic had approximately $97.8 million in combined cash, cash equivalents and marketable securities available-for-sale.

    Gene Logic Guidance

    The Company is reaffirming its previous guidance issued on March
17, 2005.

    Conference Call and Webcast

    Gene Logic will host a conference call and webcast to discuss these results on Friday, April 22 at 9:00 a.m. Eastern Time.



Conference Call Details:
Dial-In:              866/800-8652 Domestic
                      617/614-2705 International
Replay Dial-In:       888/286-8010 Domestic
                      617/801-6888 International
                      Passcode: 44285100
Webcast:              Please go to www.genelogic.com, Investors,
                      within 15 minutes prior to the call and select the webcast link.


    The conference call replay will be available through Friday, May 6, 2005. The webcast will be archived on Gene Logic's website.

    Gene Logic Overview

    Gene Logic aspires to be the most valued drug development partner for the pharmaceutical industry. Gene Logic applies its broad and unique mix of technologies, talent and methodologies to work on behalf of its partners to enable pharmaceutical and biotechnology companies to make more informed, more reliable and more predictive decisions at each point in the highly complex and costly drug development process. For more information, visit www.genelogic.com or call toll-free - 1/800/GENELOGIC.

    Safe Harbor Statement

    This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in our Annual Report on Form 10-K for the year ended December 31, 2004 (filed on March 16, 2005) and in subsequent filings made with the Securities and Exchange Commission. Gene Logic is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
    No forward-looking statement can be guaranteed and actual results may differ materially from those we project. The Company's results may be affected by: the extent of utilization of genomics, toxicogenomics, bioinformatics, preclinical contract research and drug repositioning and selection by the pharmaceutical and biotechnology industry in research and product development; our ability to retain existing and obtain additional domestic and international customers in a timely manner; capital markets and other economic conditions adversely affecting the purchasing patterns of pharmaceutical and biotechnology companies; levels of industry research and development spending; risks relating to the development of genomics and toxicogenomics-based services and their use by existing and potential customers; our reliance on sole source suppliers; our ability to limit our losses and become profitable; our ability to timely supply customers with additional data as required under some of our genomics and toxicogenomics services contracts; risks relating to the fact that our contracts with our Japanese customers are payable in foreign currency beginning in 2005 and may be subject to fluctuations due to changes in currency exchange rates; our ability to continue to successfully manage growth of our preclinical contract research operations, including increasing facility capacity and achieving optimal use of facilities and facility capacity and adequate quality of studies; our ability to comply with, and to provide studies that are compliant with, regulatory requirements, including those of the FDA, DEA, and AAALAC; the potentially depressive effect of sales of Gene Logic stock issued to the former TherImmune shareholders in the merger; our ability to attract and retain key employees; our continued access to necessary human and animal tissue samples; the availability of large animals for clinical testing; the impact of technological advances and competition; our ability to enforce our intellectual property rights and the impact of intellectual property rights of others; outsourcing trends in the pharmaceutical and biotechnology industries; competition within the drug development services outsourcing industry; our ability to limit losses from certain fixed price contracts for preclinical contract research services; technological advances or alternative technologies, methodologies and services that may make our genomics and toxicogenomics services, preclinical contract research services and/or drug repositioning and selection services less competitive; risks associated with valuation of assets representing acquired businesses; our ability to successfully develop and commercialize the Horizon technologies acquired from Millennium Pharmaceuticals, Inc., and our related drug repositioning and selection services, and our ability to successfully develop new indications for compounds, and to realize value from such results of our services. Note: Gene Logic, BioExpress, ToxExpress, ASCENTA and the Gene Logic logo are registered trademarks used by Gene Logic Inc.

    Financial tables follow.



                           Gene Logic Inc.
                       Statement of Operations
               (in thousands, except per share amounts)
                             (unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2005      2004
                                                   --------- ---------

Revenue:
    Genomics and toxicogenomics services           $ 13,239  $ 13,810
    Preclinical contract research services            6,434     6,411
    Drug repositioning and selection services            67         -
                                                   --------- ---------
            Total revenue                            19,740    20,221

Expenses:
    Cost of preclinical contract research services    7,190     6,490
    Database production                               8,182    12,231
    Research and development                          1,461       362
    Selling, general and administrative               7,533     6,347
                                                   --------- ---------
            Total expenses                           24,366    25,430
                                                   --------- ---------
            Loss from operations                     (4,626)   (5,209)
Interest (income), net                                 (500)     (311)
Other (income) expense                                  (25)        -
                                                   --------- ---------
            Net loss before income tax expense       (4,101)   (4,898)
Income tax expense                                        -       612
                                                   --------- ---------
            Net loss                               $ (4,101) $ (5,510)
                                                   ========= =========
Basic and diluted net loss per share               $  (0.13) $  (0.18)
                                                   ========= =========
Shares used in computing basic and diluted
 net loss per share                                   31,708    31,268
                                                   ========= =========

Note: Certain reclassifications have been made to the prior years' financial statements to conform to the current year presentation.

                           Gene Logic Inc.
                Consolidated Condensed Balance Sheets
                            (in thousands)

                                           March 31,     December 31,
                                              2005           2004
                                         -------------- --------------
                                          (unaudited)
                 ASSETS
Current assets:
    Cash and cash equivalents            $      64,695  $      53,237
    Marketable securities available-for-
     sale                                       33,062         49,678
    Accounts receivable, net                     3,598          4,953
    Unbilled services                            6,614          6,406
    Inventory, net                               3,346          1,683
    Prepaid expenses                             2,505          2,210
    Other current assets                         1,575          2,185
                                         -------------- --------------
         Total current assets                  115,395        120,352

Property and equipment, net                     27,141         23,034
Long-term investments                            4,239          4,239
Goodwill                                        45,707         45,707
Intangibles and other assets, net               12,101         13,749
                                         -------------- --------------
         Total assets                    $     204,583  $     207,081
                                         ============== ==============

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                     $       5,404  $       5,256
    Accrued compensation and employee
     benefits                                    5,193          3,990
    Other accrued expenses                       3,770          4,629
    Current portion of capital lease
     obligations                                   139            136
    Current portion of long-term debt              495            494
    Acquired technologies payable                3,382              -
    Deferred revenue                            11,410          9,788
                                         -------------- --------------
         Total current liabilities              29,793         24,293
Deferred revenue                                 2,964          3,595
Capital lease obligations, net of
 current portion                                   169            204
Long-term debt, net of current portion             162            174
Acquired technologies payable                        -          3,347
Other noncurrent liabilities                     2,566          2,640
                                         -------------- --------------
         Total liabilities                      35,654         34,253
                                         -------------- --------------
Stockholders' equity:
    Common stock                                   318            317
    Additional paid-in capital                 385,498        385,313
    Accumulated other comprehensive loss          (120)          (136)
    Accumulated deficit                       (216,767)      (212,666)
                                         -------------- --------------
         Total stockholders' equity            168,929        172,828
                                         -------------- --------------
         Total liabilities and
          stockholders' equity           $     204,583  $     207,081
                                         ============== ==============



    CONTACT: Gene Logic Inc.
             Investors/Media:
             Robert G. Burrows, 301-987-1824
             Email: rburrows@genelogic.com
                 or
             Investors:
             Philip L. Rohrer, Jr., 301-987-1700
             Email: prohrer@genelogic.com
                 or
             Media:
             Christopher Culotta, 301-987-1752
             Email: cculotta@genelogic.com